NATIONAL GENERAL HOLDINGS CORP.
PROMISSORY NOTE
June 1, 2016

FOR VALUE RECEIVED, NATIONAL GENERAL HOLDINGS CORP., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of KRAMER-WILSON COMPANY, INC., a Delaware corporation (the “Holder”), in immediately available funds, the Principal Amount (as defined below), and to pay interest on the unpaid principal amount hereof at the rate set forth in Section 3 of this Promissory Note (this “Note”). All amounts owed hereunder shall be paid in lawful money of the United States of America.
This Note is the “Promissory Note” referred to and defined in that certain Securities Purchase Agreement dated as of January 22, 2016 by and between the Holder and the Company (as amended, the “Purchase Agreement”). Capitalized terms used herein which are defined in the Purchase Agreement shall have the same meanings herein as therein defined unless otherwise defined herein. This Note is subject to the following terms and conditions:
1.    Payment of Principal.
(a)    For purposes hereof, “Principal Amount” shall mean an amount equal to (i) the Final Purchase Price, less (ii) the Initial Payment, less (iii) the Cash Balance Payment, if any. The Principal Amount shall be outstanding on the Closing Date.
(b)    The Principal Amount shall be due and payable in installments on the dates provided in the Purchase Agreement. Interest is payable on each installment date.
(c)    Each date on which an installment of principal and interest is due and payable is herein referred to as a “Payment Date” and the second anniversary of the date hereof is herein referred to as the “Maturity Date”.
(d)    The then outstanding unpaid principal amount of and interest on this Note shall be due and payable in full on the Maturity Date.
(e)    All payments hereunder shall be made by wire transfer of immediately available funds to the Holder's account at a bank specified in writing by the Holder in writing to the Company from time to time, but not less than five (5) Business Days before the applicable Payment Date.
2.    Prepayment. The outstanding principal balance of this Note may be prepaid by the Company at any time and from time to time, without premium or penalty of any kind or nature whatsoever. Prepayments shall be applied to accrued and unpaid interest due hereunder and then to the installments of principal due hereunder in order of maturity.
3.    Payments of Interest. The Company shall pay or cause to be paid to Holder interest on the unpaid principal amount hereof from time to time outstanding at a rate per annum equal to four and 4/10 percent (4.4%) per annum, paid in arrears on each Payment Date until this Note shall be paid in full. Interest shall be calculated on the basis of a 365 day year based on the actual number of days elapsed.
4.    Payments. Any payment hereunder which is stated to be due on a day which is not a Business Day shall be made on the next succeeding Business Day (and interest shall accrue for such extension of time). All amounts payable hereunder shall be paid in U.S. Dollars no later than 12:00 PM New York City time on the date on which such payment is due by wire transfer of immediately available funds. Except as set forth in Section 2 hereof, all payments made hereunder shall be applied first, to accrued and unpaid interest and second, to the payment of the principal amount outstanding under this Note.
5.    Default. The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”) hereunder:

(a)	if the Company shall fail for any reason to make any payment of principal and/or interest hereunder within fifteen (15) Business Days after such payment is due; or

(b)	if the Company becomes insolvent or makes an assignment for the benefit of creditors; or

(c)
if there shall be filed by or against the Company any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or any proceeding shall be commenced with respect to the Company under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against the Company such proceeding or petition shall have continued undismissed and unvacated for ninety (90) days; or

(d)
if any petition or application to any court or tribunal, at law or in equity, shall be filed by or against the Company for the appointment of any receiver for the Company or any material part of the property of the Company; provided that in the case of any involuntary filing against the Company, such proceeding or appointment shall have continued undismissed and unvacated for ninety (90) days; or

(e)
if payment of all indebtedness under the Senior Credit Facility shall be accelerated and such acceleration shall not have been revoked, rescinded or withdrawn within thirty (30) days of such acceleration.

6.    Remedies Upon Default. If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of the Holder under applicable Law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Holder may, at its option, declare any or all amounts owing under this Note to be due and payable, whereupon the then unpaid principal balance hereof, together with all accrued and unpaid interest thereon, shall forthwith become due and payable. All unpaid principal and interest on this Note shall bear interest at a rate equal to eight percent (8%) per annum thereafter to the extent such amount due and payable is overdue. Company shall indemnify Holder for all costs of collection incurred by Holder after an Event of Default, including, without limitation reasonable attorneys’ fees.
7.    Lost, Stolen, Mutilated or Destroyed Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new promissory note for the then outstanding principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence (which may consist of a signed affidavit of the Holder) of such loss, theft, or destruction of this Note, the ownership thereof, and indemnity with respect to any claim pursuant to this Note, all reasonably satisfactory to the Company.
8.    Other Matters
(a)    Modification; Waiver; Remedies; Transfer. Company may not assign performance of this Note. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Holder and subject to prior written notification or approval of the California Department of Insurance. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. This Note may be sold, assigned, transferred or conveyed, by pledge or otherwise by Holder.
(b)    Notices. All notices and other communications hereunder shall be in writing, shall be given by one or more of the following means and shall be deemed given: (i) when delivered, if delivered in person, (ii) upon confirmation of receipt, if transmitted by facsimile or electronic mail, (iii) three (3) Business Days after mailing, if mailed by certified or registered mail (return receipt requested), or (iv) on the Business Day on which delivered, (or, if not delivered on a Business Day, on the next Business Day), if delivered by an express courier (with confirmation). In each case, all notices and other communications hereunder shall be made at the party’s address set forth in the Purchase Agreement (or at such other address as such party shall deliver to the other party by like notice).
(c)    Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.
(d)    Headings. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.
(e)    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(i)     This Note shall be governed by and construed in accordance with the Laws of the State of New York without regard to conflicts-of-law principles that would require the application of any other Law.
(ii)     The Company irrevocably submits and by its acceptance hereof the Holder shall be deemed to irrevocably submit to the jurisdiction of the Courts of the County of New York, State of New York and the United States District Court for the Southern District of New York in any Action arising out of or relating to this Note, and hereby irrevocably agrees or is deemed to irrevocably agree, as applicable, that all claims in respect of such Action may be heard and determined in such state or federal court. The Company irrevocably waives and by its acceptance hereof the Holder shall be deemed to irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. Further, the Company irrevocably agrees and by its acceptance hereof the Holder shall be deemed to irrevocably agree, to the fullest extent permitted by Law, that a final and unappealable judgment against it in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(iii)    THE COMPANY HEREBY IRREVOCABLY WAIVES AND BY ITS ACCEPTANCE HEREOF THE HOLDER SHALL BE DEEMED TO IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE. THIS WAIVER HAS BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF AND SHALL SURVIVE THE REPAYMENT OF THIS NOTE.
(f)    Waiver of Demand, Etc. Except as otherwise specifically set forth herein, the Company hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default, and all other notices or demands otherwise required by applicable Law that the Company may lawfully waive. The Company expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Company hereunder. No unilateral consent or waiver by the Holder with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Holder.
(g)    Saving Clause. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable Law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest on the principal balance due hereunder, at a rate in excess of such maximum rate, the interest rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder notwithstanding the other provisions hereof.
(h)    Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.
(i)    Tax Withholding. No U.S. federal, state or local tax withholding shall be made with respect to payments to Holder under this Note, so long as the Holder shall provide the Company with a properly completed and valid IRS Form W-9 or Form W-8 (or any successor forms), as applicable, which remains accurate, and based on such IRS form the Company shall not be required to withhold with respect to such payments.
(j)    Defined Terms. For purposes of this Note, “Senior Credit Facility” means (a) that certain Credit Agreement dated as of May 30, 2014 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other lenders and parties thereto, as amended, restated or otherwise modified from time to time, and (b) any renewals, extensions, modifications and refundings of any commitments, loans, advances or indebtedness under such Credit Agreement.

(k)    SEC Filings. The Company represents and warrants to the holder that all public filings made by the Company with the U.S. Securities Exchange Commission when and as made shall not include any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
(l)    Holder Representation.    Holder represents that it has not obtained this Note for purpose of resale or distribution of this Note or any interest therein.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be executed, as of the date first set forth above, on its behalf by the undersigned officer thereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

By: /s/ Michael Weiner
Name: Michael Weiner
Title: Chief Financial Officer

[Promissory Note]